UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2006

    First Community Corporation
(Exact Name of Registrant As Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

                                       5455 Sunset Blvd, Lexington, South Carolina                                             29072
                                           (Address of Principal Executive Offices)                                              (Zip Code)

    (803) 951-2265
(Registrant's Telephone Number, Including Area Code)

    Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   OTHER EVENTS

On June 30, 2006, First Community Corporation (the “First Community”), a South Carolina corporation and holding company of First Community Bank, N.A. (the “Bank”), issued a press release to announce the Board of Directors approved a new plan at its June 21, 2006 meeting to repurchase up to 150,000 shares of the First Community’s common stock, or approximately 4.5% of the issued and outstanding shares of First Community, on the open market.

The timing, price and quantity of purchases under the plan will be at the discretion of management and the plan may be discontinued, suspended or restarted at any time depending on the facts and circumstances. First Community’s management believes the repurchase plan, depending upon market and business conditions will provide capital management opportunities and build value for First Community’s shareholders.

Attached as Exhibit 99.1 is a copy of the press release relating to the announcement of the new stock repurchase plan, which is incorporated herein by reference.

ITEM 9.01.   Financial Statements and Exhibits

      (c)       Exhibits

Exhibit No.	Exhibit
99.1	Press Release issued on June 30, 2006 to announce repurchase plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION By: /s/ Joseph G. Sawyer Name: Joseph G. Sawyer Title: Chief Financial Officer

Dated: June 30, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on June 30, 2006 to announce repurchase plan.

4